Exhibit 10.17

THIS 10% CONVERTIBLE NOTE DUE AUGUST 15, 2008 HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

10% CONVERTIBLE NOTE DUE 2008

CN-2

Principal Amount:	$250,000.00	July 25, 2005

FOR VALUE RECEIVED, WorldWater & Power Corp., a Delaware corporation (“Issuer”), hereby promises to pay to the order of The Water Fund, LP and its successors and assigns (the “Holder”), at such address as the Holder may designate in writing to Issuer, the principal sum of Two Hundred Fifty Thousand dollars ($250,000.00) plus all accrued interest owing hereunder in lawful money of the United States of America on or before the Maturity Date (as defined below) and to pay all accrued interest on each Interest Payment Date (as defined below), unless and until this 10% Convertible Note Due 2008 (the “Note”) is converted by the Holder as set forth herein.  For purposes of this Note, “Maturity Date” shall mean the earliest to occur of: (i) the giving of an Acceleration Notice (as defined in Section 6) by the Holder in accordance with Section 6 hereof; (ii) the occurrence of an Insolvency Event (as defined in Section 6); and (iii) August 15, 2008.

The Holder may, from time to time, convert the principal amount of this Note, or any portion thereof, into Common Stock, as more particularly set forth in Section 8 hereof.

Section 1.  Interest.

(a)           Interest shall accrue on the unpaid principal amount of this Note at the rate of ten percent (10%) per annum (the “Interest Rate”) and shall be due and payable semi-annually on each of January and July (the “Interest Payment Dates”), beginning January, 2006, provided that the amount of such semi-annual interest payment shall be adjusted to reflect any reduction in the outstanding principal balance due hereunder or any change in the Interest Rate as provided herein.  Interest shall be computed on the basis of a calendar year for the actual number of days elapsed.  Issuer shall pay such accrued interest to the Holder on each Interest Payment Date, at the election of the Issuer, (i) in cash, by wire transfer to an account designated by the Holder, or (ii) in shares of Common Stock having an aggregate Market Price (as defined below) as of such

Interest Payment Date equal to the aggregate interest accrued hereunder but unpaid through such Interest Payment Date.

“Market Price” of a share of Common Stock as of a particular date (the “Valuation Date”) shall mean the following: (v) if the Common Stock is then listed on a national stock exchange, the average closing price of one share of Common Stock for the most recent ten (10) trading sessions during which the Common Stock has traded; (w) if the Common Stock is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the closing price of one share of Common Stock for the most recent ten (10) trading sessions during which the Common Stock has traded; (x) if the Common Stock is then included in the Over-the-Counter Bulletin Board, the average closing price of one share of Common Stock for the most recent ten (10) trading sessions during which the Common Stock has traded; (y) if the Common Stock is then included in the “pink sheets”, the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; or (z) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq or the Over-the-Counter Bulletin Board or in the “pink sheets”, the Market Price of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of Issuer (the “Board”) and the Holder.  The Board shall respond promptly in writing to an inquiry by the Holder as to the Market Price of a share of Common Stock.  In the event that the Board and the Holder are unable to agree upon the Market Price in respect of subpart (z) of this subsection (a), Issuer and the Holder shall jointly select an appraiser who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by Issuer.

Section 2.  Payment of Principal.  Issuer shall duly and punctually pay or cause to be paid the principal, plus all accrued interest thereon, with respect to this Note on the Maturity Date in immediately available funds by wire transfer to an account designated by the Holder.

Section 3.  Subordination.  All payment obligations of each the Issuer and/or any of its subsidiaries to the CAMOFI Master LDC (the “Senior Lender”), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”.  Any and all loans made by Holder to the Issuer and/or any of its subsidiaries, together with all other obligations of the Issuer and/or any of its subsidiaries to Holder (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”.  It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities.

Except as Senior Lender may expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities. Furthermore, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made if Issuer is in default of any of its obligations to Senior Lender; provided, however, that Issuer shall be permitted to make and will make interest payments on Junior Liabilities so long as Issuer is not in default of any of its obligations to Senior Lender.

In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Issuer and/or any of its subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Issuer and/or any of its subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before Holder shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liability.

Holder will not without the prior written consent of the Senior Lender:  (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Issuer and/or any of its subsidiaries.

Section 4.  Mutilated, Defaced, Destroyed, Lost And Stolen Notes.

(a)           If this Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, Issuer shall execute and deliver a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for this Note.

(b)           Every substitute Note issued pursuant to this Section 4 by virtue of the fact that any Note is apparently destroyed, lost, stolen or mutilated shall constitute an additional contractual obligation of Issuer, whether or not the apparently destroyed, lost, stolen or mutilated Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Note equally and proportionately with any and all other Notes duly authenticated and delivered by Issuer.

(c)           All Notes surrendered for payment, conversion, registration of transfer or exchange shall be delivered to Issuer for cancellation, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Note.  Issuer shall destroy canceled Notes held by it and deliver a certificate of destruction to the Holder, unless otherwise required.  If Issuer shall acquire any of the Notes, such acquisition alone shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until such indebtedness is satisfied in full.

Section 5.  Prepayment.  Issuer shall not prepay this Note, in whole or in part, without the prior, written consent of Holder.

Section 6.  Events of Default; Acceleration of Maturity. If one or more of the following events (the “Events of Default” and each an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(a)           a default in the payment of all or any part of the principal or interest due under this Note or any other 2008 Note as and when the same shall become due and payable, at maturity, on an Interest Payment Date, by declaration as permitted hereunder or thereunder, upon acceleration or otherwise; or

(b)           a failure or inability at any time, for any reason, to have authorized and reserved for issuance a sufficient number of shares of Common Stock to satisfy the conversion of this Note, all of the other 2008 Notes and all Warrants owned by Holder, in each case based upon the conversion price then in effect for such Note, other 2008 Notes and Warrants; or

(c)           Issuer shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court-appointed fiduciary shall have been appointed with the consent of Issuer; or Issuer is generally not paying its debts as they become due by means of available assets or is insolvent, or has made a general assignment for the benefits of its creditors; or Issuer files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with its creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against Issuer seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of Issuer or of all or any substantial part of its properties or assets, such order or appointment shall not have been vacated or stayed on appeal or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated (all such events, collectively “Insolvency Events”); or

(d)           any material representation, warranty or certification made by Issuer in the Purchase Agreement any other Transaction Document or any representation, warranty or certification in any certificate, financial statement or other document delivered to Holder hereunder or thereunder, shall prove to have been incorrect in any material respect when made; or then, in each and every such case (other than an Event of Default specified in Section 6(c) hereof), the Holder by written notice to Issuer (the “Acceleration Notice”) may declare the principal of and any accrued interest on this Note and all other 2008 Notes owned by the Holder to be due and payable immediately, and, upon any such declaration, the same shall become immediately due and payable.  If an Event of Default specified in Section 6(c) is declared, the principal of and any accrued interest on this Note and all other 2008 Notes owned by the Holder shall become and be immediately due and payable without any declaration or other action or notice on the part of the Holder.

Section 7.  Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.   Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  All Notes for which the full payment shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.  Conversion.  The Holder may, at any time on or prior to the Maturity Date, convert all or any portion of the principal then outstanding under this Note into fully paid and non-assessable shares of Issuer’s Common Stock, $0.001 par value (the “Common Stock”), at the Conversion Price.  Such conversion shall be effected by the Holder giving a written “Notice of Conversion” (in substantially the form annexed hereto as Exhibit A) (which notice shall specify the outstanding principal which is being converted and the number of shares of Common Stock to be received upon such conversion) and this Note (or a reasonably acceptable affidavit of loss with respect to same) to Issuer for cancellation and issuance of the number of shares of Common Stock (or such other securities issuable upon conversion of this Note) into which this Note is being converted.  All accrued but unpaid interest upon conversion of principal amounts due hereunder shall be paid immediately by Issuer to Holder upon such conversion, and, at the election of Holder, shall be paid (x) in cash or (y) in shares of Common Stock having a Market Price equal to the aggregate amount of such accrued but unpaid interest.  Within fifteen (15) Business Days after a Notice of Conversion is deemed to have been given by Holder hereunder, Issuer shall issue a certificate to Holder representing a number of shares of Common Stock (or such other securities issuable upon conversion of this Note) issuable upon conversion of this Note in accordance with the Holder’s Notice of Conversion equal to the principal amount (and, if applicable, interest) being converted divided by the then effective Conversion Price.  In the event this Note is being converted in part, Issuer shall promptly deliver to the Holder a replacement Note representing the unconverted portion of this Note.  Upon conversion of this Note, only whole shares of Common Stock (or any other securities issuable upon conversion of this Note) shall be issued.  Any remainder due hereunder which is insufficient to purchase a whole share of Common Stock (or any other securities issuable upon conversion of this Note) shall be paid by Issuer in cash.  The Conversion Price is $0.18 (the “Conversion Price”) per share.

(a)           Adjustments to Conversion Price.

(i)            Subdivision or Combination of Common Stock. In case Issuer shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.  In the case of any such subdivision, no further adjustment shall be made pursuant to this Section 8(a) solely by reason thereof.

(ii)           Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of Issuer (other than in connection with a merger or reorganization in which Issuer is not the surviving entity) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, properties or assets

(including cash) with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive upon the conversion of this Note, upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of this Note, such shares of stock, securities, properties or assets (including cash) as may be issued or payable with respect to or in exchange for the shares of Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(b)           Due Issuance of Shares Upon Conversion. Issuer covenants and agrees that all shares of Common Stock or any such other securities which may be issued upon any whole or partial conversion of this Note will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)           Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof, provided that Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(d)           Closing of Books. Issuer will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of the Note in any manner which interferes with the timely conversion of such Note, except as may otherwise be required to comply with applicable securities laws.

Section 9.  Registration Rights.  The holder of this Note is entitled to the benefit of certain registration rights in respect of the shares issued upon conversion of this Note as provided in Registration Rights Agreement dated as of the date of this agreement, and any subsequent holder hereof shall be entitled to such rights.

Section 10.  Miscellaneous.

(a)           Amendments. The term “Note” shall mean this instrument as originally executed or, if later amended or supplemented, then, as so amended or supplemented.  This Note may only be amended by a written agreement executed by Issuer and the Holder.

(b)           Binding Effect; Assignability. This Note shall be binding upon Issuer, its successors and its assigns, and shall inure to the benefit of Holder, its successors and its assigns. This Note, and the Common Stock into which this Note is convertible (together with the rights of the Holder relating to this Note and such Common Stock) shall be transferable and assignable by the Holder to any investors in, and officers, directors, members, managers and partners of, the Holder, and any Affiliate (and each of its officers, directors, members, managers and partners) or heirs, personal representatives, or successors, of any of the foregoing; provided that such transfer or assignment is made in compliance with the 1933 Act and any applicable state and foreign securities laws.

(c)           Governing Law; Jurisdiction; Venue.  This Note and any and all matters arising directly or indirectly herefrom (“Note Matters”) shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof.  Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the District of New Jersey and any state court in the State of New Jersey (and of the appropriate appellate courts from any of the foregoing) in connection with any suit, arbitration, mediation, action or other proceeding (each a “Proceeding”) directly or indirectly arising out of or relating to any Note Matter; provided that a party to this Note shall be entitled to enforce an order or judgment of a such court in any United States or foreign court having jurisdiction over the other party hereto, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, and (iv) agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice hereunder.

(d)           Effect of Headings. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(e)           No Rights As Stockholder. Prior to the conversion of this Note, the Holder shall not have or exercise any rights as a stockholder of Issuer by virtue of its ownership of this Note.

(f)            Severability.  Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the fullest extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law.

(g)           Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

IN WITNESS WHEREOF, Issuer has caused this Note to be signed in its name by its duly authorized officer and its corporate seal to be affixed hereto.

WORLDWATER CORP.

By:	/s/ QUENTIN T. KELLY
Name: Quentin T. Kelly
Title: Chairman and CEO

Agreed:	The Water Fund, LP
	Holder:	/s/ NATHAN LEIGHT
Nathan Leight
Manager, TWC Management Co., LLC
General Partner of The Water Fund, LP

EXHIBIT A

FORM OF NOTICE OF CONVERSION

Date:

The undersigned, pursuant to the provisions set forth in the within Note, hereby irrevocably elects to subscribe for and purchase               shares of WorldWater & Power Corp.  Common Stock as provided in the Note, and makes payment in full therefore by conversion and application to the extent necessary to pay the Conversion Price for such shares of $                    of the principal amount of the Note and interest due thereon as shall be necessary as provided in the Note.

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